                                                                    Exhibit 24.1

                               POWER OF ATTORNEY

      Know  all  by  these presents, that the undersigned hereby constitutes and appoints  Ka  Po'e  Hana LLC, the undersigned's true and lawful attorney-in-fact to:

(1)  prepare, execute in the undersigned's name and on the undersigned's behalf,

and submit to the United States Securities and Exchange Commission (the "SEC") a

Form  ID,  including  amendments  thereto,  and any other documents necessary or appropriate  to  obtain  codes  and  passwords  enabling the undersigned to make electronic  filings  with  the  SEC  of reports required by Section 16(a) of the

Securities Exchange Act of 1934 or any rule or regulation of the SEC;

(2)  execute for and on behalf of the undersigned, in the undersigned's capacity as  an  officer  and/or  director  of  Maui  Land & Pineapple Company, Inc. (the

"Company"), Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities

Exchange Act of 1934 and the rules thereunder and any other forms or reports the undersigned  may  be  required  to  file  in  connection  with the undersigned's ownership, acquisition or disposition of securities of the Company;

(3)  do  and perform any and all acts for and on behalf of the undersigned which may  be necessary or desirable to complete and execute any such Form 3, 4, or 5,

complete  and  execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority; and

(4)  take  any  other  action  of  any  type  whatsoever  in connection with the foregoing  which, in the opinion of such attorney-in-fact, may be of benefit to,

in  the  best  interest  of,  or  legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned  pursuant  to this Power of Attorney shall be in such form and shall contain  such  terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

      The undersigned hereby grants to each such attorney-in-fact full power and authority  to  do  and perform any and every act and thing whatsoever requisite,

necessary,  or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could  do  if personally present, with full power of substitution or revocation,

hereby  ratifying  and  confirming  all  that  such  attorney-in-fact,  or  such attorney-in-fact's  substitute  or substitutes, shall lawfully do or cause to be done  by  virtue  of  this  power  of  attorney and the rights and powers herein granted.  The  undersigned acknowledges that the foregoing attorney-in-fact, in serving  in  such  capacity at the request of the undersigned, is not assuming,

nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

      This  Power  of  Attorney  shall remain in full force and effect until the undersigned  is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's  holdings of and transactions in securities issued by the Company,

unless  earlier  revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

      IN  WITNESS  WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 30th day of July 2010.

/s/ Stephen M. Case

Stephen M. Case